Exhibit 4.1

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (“THE ACT”), NOR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF BORROWER.

ISSUE DATE:_______________________, 2019	LENDER:

PRINCIPAL SUM: $	LENDER ADDRESS: ___________________________
_________________________________
_________________________________
FIRST CLOSE DATE: ______________________, 2019

  YOUNGEVITY INTERNATIONAL, INC.

6.0% SECURED CONVERTIBLE PROMISSORY NOTE

This 6.0% Secured Convertible Promissory Note is one of a series of notes issued to accredited investors in an offering by YOUNGEVITY INTERNATIONAL, INC.(the “Borrower”) to raise up to a maximum of $10,000,000 (such amount to be in the sole discretion of the Borrower)with a minimum investment per investor of $100,000 (collectively the “Youngevity $10m Offering 2019 Notes”). Each of the Youngevity $10m Offering 2019 Notes will be treated in pari passu with each of the other Youngevity $10m Offering 2019 Notes based on the amount of this Note as a percentage of the total amount of all of the Youngevity $10m Offering 2019 Notes.

1.
PROMISE TO PAY

1.1 Promise to Pay. FOR VALUE RECEIVED, Youngevity International, Inc., a Delaware corporation with a principal place of business at 2400 Boswell Road, Chula Vista, CA 91914 (the “Borrower”), promises to pay to the order of Lender (named above or “Holder”) the Principal Sum with interest at the rate of 6.0% per annum on the Principal Sum. Borrower shall pay the Principal Sum and accrued interest outstanding to the Lender in lawful money of the United States of America at the address of the Lender set out above or such other address as the Lender designates by written notice to Borrower prior to the payment being made. This Note is part of a series of notes being offered by Borrower (the “Notes”). The holders of all of the Notes shall be referred to collectively as the “Lenders.”

                   1.2 Payments; Commencement Date.

(a)
Payments of accrued interest shall be paid in quarterly installments commencing on the last day of each quarter (March 31, June 30, September 30, December 31) after the First Close Date, set forth above (being the date on which the Borrower has raised at least the minimum offering amount of $100,000 and has conducted its first closing under the offering) and continuing on the same day of each quarter thereafter.

(b)
To the extent that payments are made to holders of the Youngevity $10m Offering 2019 Notes, payments will be made proportionally to the holders of all Youngevity $10m Offering 2019 Notes based on the then outstanding principal balance of each note as a percentage of the total outstanding principal balance of all outstanding Youngevity $10m Offering 2019 Notes.

(c)
Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; To the extent that any interest is unpaid in any quarter, it will continue to accrue without being added to the principal amount.

1.3 Maturity. If this Note has not been paid in full or otherwise extended by the Lenders, then on the date that is twenty four months after the date of issuance of the Note (the “Maturity Date”) the entire outstanding Principal Amount and all unpaid accrued interest hereunder shall be due and payable.

1.4 Prepayment. This Note may be pre-paid in whole at any time prior to the Maturity Date by the Borrower, provided however, the Borrower shall pay all accrued and unpaid interest plus an amount equal to 110% of the principal amount then outstanding under this Note.

1.5 Security. The payment of the obligations owed under this Note is secured by a security interest in certain assets of the Borrower as set forth in that certain Security Agreement dated as of the date of issuance of this Note by and among the Borrower and the Lenders.

2.
HOLDER’S CONVERSION RIGHTS

  2.1 Voluntary Conversion Rights. From and after 180 anniversary of the of the issuance of the Note and for so long as this Note remains outstanding and not fully paid, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any accrued and unpaid interest thereon, into shares of Common Stock of the Borrower or its successor in interest (the “Conversion Shares”) any time after 180 days of the Closing, at a conversion price equal to $10.00 per share, subject to adjustment upon any stock split, stock dividend or reclassification of the Common Stock (the “Voluntary Conversion Price”). The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.2.

2.2. Mechanics of Holder’s Conversion.

(a)
In the event that the Holder elects to voluntarily convert any amounts outstanding under this Note into Common Stock any time after 180 days from the Closing, Noteholder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion” Exhibit B-1) together with the Holder’s original Note to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, and accrued interest.

(b)
No fractional Conversion Shares shall be issued upon conversion of this Note. Instead of any fractional shares that would otherwise be issuable upon conversion of this Note, the Company shall round up or round down in the Company’s sole discretion, respect of such fractional shares.

3.
Default.

3.1 Event of Default. It shall be an Event of Default (each event being called an “Event of

Default”) hereunder if:

(a)
the Borrower fails to make any interest payment when due hereunder or on the Maturity Date and such nonpayment continues for ten (10) business days;

(b)
the Borrower defaults in the performance or observance of any other material covenant or condition of this Note, or any exhibits thereto, and the default continues for thirty (30) days after written notice of the default to the Borrower by the Investor.

(c)
the Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings it being agreed that any filing under Rule 12b-25 of the Exchange Act shall not be a failure to comply if the filing is made within the time period allowed by Rule 12b-25), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

(d)
an order is made for the winding-up of the Borrower; a petition is filed by or against the Borrower; an assignment for the benefit of creditors is made by the Borrower; a receiver or agent is appointed in respect of the Borrower under any bankruptcy or insolvency legislation, or by or on behalf of a secured creditor of the Borrower; or an application is made under the United States Bankruptcy Code or any successor or similar legislation;

(e)
the Borrower ceases to carry on its business or disposes of substantially all of its assets other than in the ordinary course of its business; or

(f)
the Borrower commences any corporate proceedings for its dissolution or liquidation.

This Note and the repayment hereof is secured by certain assets of the Borrower as listed in the Security Agreement. Upon the occurrence of any Event of Default, which has not been cured by the applicable cure period set forth above after the occurrence of such Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. In the event that an Event of Default. Additionally, if the Holder at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on this Note after an Event of Default, the interest rate on the unpaid principal of this Note will change to 18% or the highest interest rate currently allowable under Delaware law for loans of this amount (the “Default Interest Rate”). As of the date of Default or any Event of Default, assuming the Holder allows reinstatement or continuation of this Note, the Default Interest Rate shall become the new rate of interest on this Note.

4.
GENERAL

4.1 Ownership of Note. Borrower may not transfer or assign this Note except in accordance with all applicable laws and regulations, and with notice to and the consent of the Borrower, which consent may not be unreasonably withheld.

4.2 Notice and Other Instruments. All notices, reports or other documents and communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient if given in writing and delivered in person, by email, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the address listed on the first page of this Note or to such other address as such Party may have given to the other by written notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery or confirmed receipt email, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

4.3 Governing Law. This Note and the rights, remedies, powers, covenants, duties and obligations of the parties herein will be construed in accordance with and governed by the laws of the State of Florida and the federal laws of the United States.

4.4 Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. To the extent that a court determines that any provision herein is unreasonable in light of the circumstances, the court shall revise such provision in a manner that the court determines to be reasonable and to most clearly implement the intention of this Note and the Agreement.

4.5 Binding on Successors. This Note will inure to the benefit of and be binding upon each of the parties and their respective heirs, executors, successors, and permitted assigns.

4.6 Amendment and Waiver. This Note may not be amended, waived, discharged or terminated except by a document executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

4.7 Maximum Interest. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by the Lender or other holder hereof, then such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and the Lender or other holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under applicable law.

4.8 Execution and Authority. The undersigned executing this Note on behalf of the Borrower and delivering it to the Lender hereby represents and warrants that he does so with all corporate authority of the Borrower, and in reliance upon the Lender’s execution of the subscription agreement relating to the offer and sale of this Note and the other Youngevity $10m Offering 2019 Notes, and the accuracy and completeness of the representations, warranties, and agreements of the Lender contained therein.

BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS SECURED, CONVERTIBLE PROMISSORY NOTE.

BORROWER:

Youngevity International, Inc.

By: ___________________________
Dave Briskie, President & CFO

 Exhibit B-1
NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $____________ of the principal and $____________ of the interest due on the Note issued by Youngevity International, Inc., a Delaware corporation (the “Company”) into shares of Common Stock of the Company according to the conditions set forth in such Note for the Voluntary Conversion Rights, as of the date written below.

Date of Conversion/Exchange:_________________________________________________________

Conversion Price:___________________________________________________________________

Shares To Be Delivered:______________________________________________________________

Signature:_________________________________________________________________________

Print Name:_______________________________________________________________________

Address:__________________________________________________________________________

 _________________________________________________________________________________

B-1